Registration No. 333 -83187
POST-EFFECTIVE AMENDMENT NO. 1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRANSWITCH CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	06-1236189 (I.R.S. Employer Identification No.)

Three Enterprise Drive
Shelton, CT 06484
 (Address, including zip code, of Registrant’s principal executive offices)

TranSwitch Corporation Third Amended and Restated 1995 Stock Plan
(Full title of plan)

Dr. Santanu Das
President and Chief Executive Officer
TranSwitch Corporation
Three Enterprise Drive
Shelton, Connecticut 06484
 (Name and address of agent for service)

(203) 929-8810
(Telephone number, including area code, of agent for service)

Copies of Communications to:
Timothy Maguire, Esq.
Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
617-856-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐ Accelerated filer ☒ Non-accelerated filer ☐ Smaller reporting company ☐

DEREGISTRATION OF SHARES

On May 22, 2008, the shareholders of TranSwitch Corporation (the “Registrant”) approved the 2008 Equity Incentive Plan (the "2008 Plan"). This Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-8 filed on July 19, 1999 (Registration No. 333-83187 - which registered 8,216,942 shares of common stock (such reflects (i) a 3-for-2 stock split in the form of a dividend on January 11, 2000 and (ii) a 2-for-1 stock split in the form of a dividend on August 10, 2000)) under the Registrant’s Third Amended and Restated 1995 Stock Plan, as amended (the “1995 Plan”), is filed to deregister 6,691,965 shares that remained available for grant under the 1995 Plan.

Please note, however, that shares remain subject to outstanding options previously granted under the 1995 Plan, as registered under this Registration Statement. Accordingly, this Registration Statement will remain in effect to cover the potential exercise of such outstanding options.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut on May 22, 2008.

TRANSWITCH CORPORATION

By:	/s/ Dr. Santanu Das
Dr. Santanu Das
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

NAME AND SIGNATURE	TITLE	DATE

/s/ Dr. Santanu Das	President and Chief Executive Officer
Dr. Santanu Das	and Director (Principal Executive Officer)	May 22, 2008

/s/ Robert A. Bosi	Vice President and Chief Financial
Robert A. Bosi	Officer (Principal Financial and Accounting Officer)	May 22, 2008

/s/ Alfred R. Boschulte	Director
Alfred R. Boschulte		May 22, 2008

/s/ Thomas H. Baer	Director
Thomas H. Baer		May 22, 2008

/s/ Herbert Chen	Director
Herbert Chen		May 22, 2008

/s/ Dr. Hagen Hultzusch	Director
Dr. Hagen Hultzusch		May 22, 2008

/s/ Gerald Montry	Director
Gerald Montry		May 22, 2008

/s/ James M. Pagos	Director
James M. Pagos		May 22, 2008

/s/ Dr. Albert E. Paladino	Director
Dr. Albert E. Paladino		May 22, 2008